UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2007

DISCOVER FINANCIAL SERVICES

(Exact name of registrant as specified in its charter)

Commission File Number: 001-33378

Delaware	36-2517428
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2500 Lake Cook Road, Riverwoods, Illinois 60015 (Address of principal executive offices, including zip code)

(224) 405-0900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On December 3, 2007, Discover Financial Services (the “Company”) released expected charge-off information for its U.S. Card segment with respect to its quarter ended November 30, 2007. A copy of the press release containing this information is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information furnished under Item 2.02 of this Report, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as expressly set forth by specific reference to such filing.

Item 2.06.	Material Impairments.

On November 29, 2007, the Company concluded that it expects to record a non-cash impairment charge related to its Goldfish MasterCard and Visa credit card business in the United Kingdom in the quarter ending November 30, 2007. The estimated impairment charge will be equal to all or substantially all of the goodwill and other intangible assets of the Goldfish business, which as of August 31, 2007 approximated $422 million. Continued disruption in the UK financial markets, higher interest rates and the Company’s decision to reduce its loan exposure to the UK market have negatively affected the book value of the Goldfish business, resulting in an impairment charge.

The non-cash impairment charge results from a review of goodwill and other intangible assets in accordance with SFAS No. 142, “Goodwill and Other Intangible Assets.” The Company expects to provide a refined estimate of the impairment charge in its fourth quarter earnings release, tentatively scheduled for December 20, 2007. The impairment charge will not result in any cash expenditures.

Item 8.01.	Other Events.

On December 3, 2007, the Company issued a press release announcing that its board of directors has approved a share repurchase program and certain other information. A copy of this press release is being filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated December 3, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVER FINANCIAL SERVICES

Dated: December 3, 2007	By:	/s/ Christopher Greene
	Name:	Christopher Greene
	Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description.
99.1	Press Release dated December 3, 2007